EXHIBIT 23.3

CONSENT OF INDEPENDENT VALUATION EXPERT

I hereby consent to the reference to me as independent valuation expert under the heading “Experts” in Energy King, Inc.’s Registration Statement (Pre-Effective Amendment No. 2 to Form SB-2 on Form S-1, file No. 333-147861) that the Company expects to file on or about April 29, 2008.

     /s/ Rob H. Aft

ROB H. AFT

Los Angeles, California
April 29, 2008